UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2004

LUXEMBURG BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22471	39-1457904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Main Street Luxemburg, Wisconsin	54217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (920) 845-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 31, 2004, the bank subsidiary of Luxemburg Bancshares, Inc. entered into written 2005 Director Deferred Fee Agreements with each of its outside directors: Raymond J. Balza, Lois M. Hoida, Thomas Rueckl, Donald Pritzel, Ronald Ledvina, Stephen L. Seidl and Peter J. Thillman.  Amounts deferred prior to 2005 remain subject to other agreements previously filed with the SEC.  Per the terms of the new agreements, each outside director may elect to defer all or a portion of the director fees earned by him or her during the calendar year for which such election was made.  All amounts deferred pursuant to the agreements earn interest at a rate equal to the sum of the composite twenty-year AAA corporate bond rate as of January 1st of each year plus 100 basis points, compounded monthly.  Benefits under the agreements may be received either on a lump sum basis, or under equal monthly installments, at the election of each outside director.  The form of 2005 Director Deferred Fee Agreement is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

10.1	Form of 2005 Director Deferred Fee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 4, 2005

LUXEMBURG BANCSHARES, INC.

By:  /s/ John A. Slatky

John A. Slatky

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2005 Directors Deferred Fee Agreement